Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in YY Inc.'s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China

January 26, 2017